Exhibit 99.1
Contacts:
Richard Szymanski
Morgans Hotel Group
212.277.4188
Kate Finn
The Abernathy MacGregor Group
212.371.5999
MORGANS HOTEL GROUP REPORTS THIRD QUARTER 2008 RESULTS
NEW YORK, NY — November 5, 2008 — Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG”) today reported financial results for the third quarter ended September 30, 2008
Highlights
•	Revenue per available room (“RevPAR”) for Owned Comparable Hotels[1] increased by 9.5% over the comparable period in 2007, compared to the domestic industry average decrease of 1.1%.

•	RevPAR for System-Wide Comparable Hotels[2] increased by 1.9% (3.5% in constant dollars) over the comparable period in 2007.

•	EBITDA margins at System-Wide Comparable Hotels increased by 90 basis points over the comparable period in 2007. MHG achieved a 1% reduction in operating expenses due to the implementation of plans put into effect in the first quarter of 2008 in anticipation of an economic slowdown.

•	Adjusted EBITDA[3] excluding hotels under renovation increased by 7.8% over the comparable period in 2007, a growth rate of 4.0 times the related RevPAR growth rate.

•	A restructuring plan was implemented in October 2008 which is projected to result in approximately $10 million in annual cost savings including approximately $6 million in corporate expenses.

[1]	“Owned Comparable Hotels” includes all wholly-owned hotels operated by MHG except for hotels under renovation during the period or the relevant comparison period for the prior year and development projects. Owned Comparable Hotels for the third quarter of 2008 excludes Mondrian Los Angeles and Morgans, which were under renovation in the third quarter of 2008, and Royalton, which was under renovation in the third quarter of 2007.

[2]	“System-Wide Comparable Hotels” includes all hotels operated by MHG except for hotels under renovation during the period or the relevant comparison period for the prior year and development projects. System-Wide Comparable Hotels for the third quarter of 2008 excludes Mondrian Los Angeles and Morgans, which were under renovation in the third quarter of 2008, Royalton, which was under renovation in the third quarter of 2007, and the Hard Rock Hotel & Casino in Las Vegas (“Hard Rock”), which was added in February 2007 and under renovation/expansion in 2008.

[3]	Adjusted earnings before interest, taxes, depreciation and amortization, as further described below.

•	In September 2008, MHG received a return of its $30 million deposit on the Echelon project in Las Vegas and eliminated approximately $41 million of future funding obligations for the project.

•	MHG authorized a $30 million stock repurchase program on July 1, 2008, and completed the program in October 2008.

•	MHG’s liquidity, as measured by cash and cash equivalents and availability under its revolving credit facility, was approximately $242.1 million at September 30, 2008.

•	With the completion of the redesigned Mondrian Los Angeles and Morgans properties in September 2008, MHG has no significant deferred capital requirements at its owned hotels.

•	Mondrian South Beach is currently on schedule to open in time for the 2008/2009 winter season.

•	The construction of Mondrian SoHo and Ames Boston and the expansion of Hard Rock are all currently on schedule to open in the latter half of 2009.
“Due to proactive cost saving initiatives and strong performance at our core properties, we delivered solid results in the third quarter, outperforming our peers despite the slowdown in the economy,” said Fred Kleisner, President and CEO of MHG. “RevPAR at Owned Comparable Hotels increased 9.5% for the quarter, compared to a domestic industry average decrease of 1.1% for the same period, demonstrating the strength of our underlying business model and brands. Additionally, we have built-in EBITDA growth for 2009 from recently completed renovations and four development and expansion projects, each of which has financing in place.”
“We are in a very strong position in terms of our balance sheet, cash and financial obligations. The company has significant liquidity available, is generating significant cash-flow with limited financial commitments and no significant near-term consolidated debt maturities. We are very confident in our ability to manage, and continue to expand, the business through the current downturn. We believe our unique assets, combined with effective cost saving initiatives, strong liquidity and built-in EBITDA growth, position us well for long-term value creation.”
Third Quarter Operating Results
RevPAR for MHG’s System-Wide Comparable Hotels was $246.65, an increase of 1.9% (3.5% in constant dollars) for the third quarter of 2008 over the comparable period in 2007. RevPAR at Owned Comparable Hotels increased by 9.5% to $237.91, led by Delano and Hudson.
EBITDA margins at System-Wide Comparable Hotels improved by 90 basis points as compared to the comparable period in 2007. MHG achieved this increase through a 1% reduction in comparable operating costs at these hotels due to the implementation of cost saving initiatives related to labor, marketing and other hotel level expenses.
Adjusted EBITDA excluding hotels under renovation increased by 7.8% from the comparable period in 2007 as a result of cost saving initiatives. Due to an estimated $4.0 million of EBITDA displacement at Mondrian LA, Morgans and Hard Rock, which were under renovation and classified as non-comparable hotels in the third quarter of 2008, Adjusted EBITDA decreased by 11.7% to $21.2 million.
During the quarter, MHG’s percentage ownership interest at Hard Rock, based on cash contributions, was reduced from 27.4% to 20.5%, resulting in a weighted average of 22.9% for the quarter and a lower proportionate share of both Adjusted Debt and Adjusted EBITDA. Had MHG’s percentage interest remained at the 2007 level of 33.3%, Adjusted EBITDA would have been approximately $1.0 million higher in the third quarter of 2008.

MHG’s concentration in key international gateway cities such as New York, Miami and San Francisco drove RevPAR growth in excess of the U.S. industry average growth for the quarter. An increase in business from international guests offset declines in domestic travel.
MHG recorded a net loss of $9.0 million for the third quarter of 2008, compared to a net loss of $10.0 million in the comparable period in 2007.
Balance Sheet and Liquidity
As of September 30, 2008, consolidated debt excluding the Clift lease obligation was $648.9 million. MHG’s cash and cash equivalents balance at September 30, 2008 was $59.7 million. As of September 30, 2008, MHG’s liquidity, measured by cash and cash equivalents and availability under its revolving credit facility, was $242.1 million. As of September 30, 2008, there were no borrowings outstanding under MHG’s revolving credit facility, which is secured by three owned hotels — Delano, Royalton and Morgans. All of MHG’s long-term debt at September 30, 2008 was at fixed rates, either directly or as a result of hedging arrangements.
As of September 30, 2008, MHG estimates that its total future commitments in 2008 and 2009 for development projects currently consist of approximately $30 million. These include approximately $10 million for Mondrian South Beach during the fourth quarter of 2008, $5 million of which has been funded to date, $11 million to fund the letter of credit posted for the Hard Rock expansion in 2009, and approximately $4 million for the creation of 30 new hotel rooms from the conversion of SRO (“Single Room Occupancy”) rental units at Hudson in 2009. With the re-launch of Mondrian Los Angeles and Morgans in September 2008, all major renovations have been completed and there are no significant deferred capital requirements at our owned hotels.
In October 2008, MHG completed its $30 million stock repurchase plan authorized on July 1, 2008 of which approximately $14.5 million was expended during the third quarter. In total, approximately 2.8 million shares were repurchased by the Company under this plan. As of November 5, 2008, there were approximately 29.4 million shares of MHG outstanding and approximately 1.0 million operating company units outstanding, which may be redeemed for common stock.
Development Activity
The following outlines MHG’s development projects currently under construction and the expected completion dates of the projects.

	2008	2009

Mondrian South Beach	x
Hard Rock Expansion		x
Mondrian SoHo		x
Ames Boston		x
MHG is also in the process of converting the first phase of approximately 30 SRO units at Hudson into additional hotel rooms which it expects to complete in the first half of 2009. MHG intends to pursue the conversion of the remaining 70 SRO units into hotel rooms over the next several years.

2008 Outlook
The global economic environment has had an adverse impact on travel since the middle of September and it is difficult to predict future results. Through September 2008, the Company was on target to achieve its Adjusted EBITDA guidance of $106 million to $111 million for 2008. However due to the recent trends in the economy and the slowdown we have experienced in travel and demand in our markets, MHG is lowering its 2008 guidance as follows:

Owned Comparable Hotel RevPAR Growth:	1% to 3%
System-Wide Comparable Hotel RevPAR Growth:	0% to (2%)
Adjusted EBITDA:	$97 million to $100 million
The above annual amounts reflect approximately $12.0 to $15.0 million in estimated EBITDA displacement due to the renovations at Mondrian Los Angeles, Morgans and Hard Rock. As a result, MHG believes that the 2008 Adjusted EBITDA level is not indicative of the normalized “run rate” Adjusted EBITDA of the portfolio.
Although MHG is in the process of formulating its outlook for 2009, the following should be noted:
•	Based on our historical performance, a 1% change in RevPAR is estimated to impact Adjusted EBITDA by approximately $2 million, before taking into account recent major expense reductions.

•	Approximately $9.0 million of the estimated EBITDA displacement in 2008 related to the out of service rooms at Mondrian Los Angeles and Morgans. These renovations were completed in September 2008 and all rooms at these hotels have been fully renovated and are back in service.

•	In October 2008, MHG implemented a restructuring plan which is projected to reduce operating costs by approximately $10 million annually. This is comprised of approximately $6 million in corporate expense reductions and approximately $4 million in hotel operating expense reductions.
Conference Call
MHG will host a conference call to discuss the third quarter financial results today at 5:00 PM Eastern time.
The call will be webcast live over the Internet at www.morganshotelgroup.com under the About Us, Investor Overview section. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.
The call can also be accessed live over the phone by dialing 800-683-1525 or 973-872-3197 for international callers; the password is 69508338. A replay of the call will be available two hours after the call and can be accessed by dialing 800-642-1687 or 706-645-9291 for international callers; the password is 69508338. The replay will be available from November 5, 2008 through November 12, 2008.
About Morgans Hotel Group
Morgans Hotel Group Co. (NASDAQ: MHGC) operates and owns, or has an ownership interest in, Morgans, Royalton and Hudson in New York, Delano and Shore Club in Miami, Mondrian in Los Angeles and Scottsdale, Clift in San Francisco, and Sanderson and St Martins Lane in London. MHG and an equity partner also own the Hard Rock Hotel & Casino in Las Vegas and related assets. MHG has other property transactions in various stages of completion, including projects in Miami Beach, Florida; Chicago, Illinois; SoHo, New York; Las Vegas, Nevada; Palm Springs, California; Boston, Massachusetts; and Dubai, UAE. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements
Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; risks associated with the acquisition, development and integration of properties; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; the impact of any material litigation; the loss of key members of our senior management; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in MHG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other documents filed by MHG with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and MHG assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

	Three Months		Nine Months
Income Statement	Ended Sept. 30,		Ended Sept. 30,
(In Thousands, except per share amounts)	2008	2007	2008	2007

Revenues :
Rooms	$45,500	$39,974	$138,521	$132,502
Food & beverage	23,269	24,222	76,392	76,572
Other hotel	3,134	3,182	9,957	10,425

Total hotel revenues	71,903	67,378	224,870	219,499
Management and other fees	5,799	4,720	14,887	13,691

Total revenues	77,702	72,098	239,757	233,190

Operating Costs and Expenses:
Rooms	12,097	11,061	37,162	36,044
Food & beverage	16,816	16,185	54,538	50,977
Other departmental	1,792	1,846	5,801	5,816
Hotel, selling, general and administrative	15,003	13,742	45,375	43,845
Property taxes, insurance and other	5,447	3,534	13,229	13,490

Total hotel operating expenses	51,155	46,368	156,105	150,172
Corporate expenses:
Stock based compensation	4,781	10,664	12,130	16,065
Other	7,575	7,450	22,872	20,664
Depreciation and amortization	7,587	5,055	19,696	14,739

Total operating costs and expenses	71,098	69,537	210,803	201,640
Operating income	6,604	2,561	28,954	31,550

Interest expense, net	10,222	10,690	31,053	32,504
Equity in loss of unconsolidated joint ventures	7,617	5,931	16,526	12,867
Minority interest in joint ventures	683	461	3,282	2,583
Other non-operating (income) loss	3,472	3,229	5,940	(888)

Pre tax loss	(15,390)	(17,750)	(27,847)	(15,516)
Income taxes benefit	(6,109)	(7,415)	(10,621)	(6,498)

Net loss before minority interest	(9,281)	(10,335)	(17,226)	(9,018)

Minority interest	(284)	(314)	(520)	(274)

Net loss	$(8,997)	$(10,021)	$(16,706)	$(8,744)

Weighted aveage shares outstanding — diluted	31,231	34,068	31,953	32,771

Loss per share	$(0.29)	$(0.29)	$(0.52)	$(0.27)

	(In Actual Dollars)			(In Constant Dollars, if different)			(In Actual Dollars)			(In Constant Dollars, if different)
	Three Months			Three Months			Nine Months			Nine Months
	Ended Sept. 30,		%	Ended Sept. 30,		%	Ended Sept. 30,			Ended Sept. 30,
Hotel Operating Statistics	2008	2007	Change	2008	2007	Change	2008	2007	Change	2008	2007	Change
Hudson
Occupancy	95.7%	94.1%	1.7%				91.2%	91.4%	-0.2%
ADR	$282.99	$267.26	5.9%				$277.22	$261.84	5.9%
RevPAR	$270.82	$251.49	7.7%				$252.82	$239.32	5.6%

Delano
Occupancy	77.1%	57.4%	34.3%				82.8%	73.7%	12.3%
ADR	$415.06	$401.89	3.3%				$538.31	$549.09	-2.0%
RevPAR	$320.01	$230.68	38.7%				$445.72	$404.68	10.1%

Clift
Occupancy	86.3%	81.0%	6.5%				77.8%	73.2%	6.3%
ADR	$250.49	$257.68	-2.8%				$258.01	$256.13	0.7%
RevPAR	$216.17	$208.72	3.6%				$200.73	$187.49	7.1%

Mondrian Scottsdale
Occupancy	44.1%	52.1%	-15.4%				55.4%	59.1%	-6.3%
ADR	$133.75	$151.08	-11.5%				$201.52	$198.18	1.7%
RevPAR	$58.98	$78.71	-25.1%				$111.64	$117.12	-4.7%

Total Owned — Comparable
Occupancy	84.8%	81.2%	4.4%				82.5%	80.9%	2.0%
ADR	$280.56	$267.68	4.8%				$299.32	$287.60	4.1%
RevPAR	$237.91	$217.36	9.5%				$246.94	$232.67	6.1%

St. Martins Lane
Occupancy	71.9%	78.2%	-8.1%	71.9%	78.2%	-8.1%	75.4%	77.4%	-2.6%	75.4%	77.4%	-2.6%
ADR	$442.14	$460.07	-3.9%	$454.27	$443.63	2.4%	$444.60	$448.37	-0.8%	$444.60	$439.73	1.1%
RevPAR	$317.90	$359.77	-11.6%	$326.62	$346.92	-5.9%	$335.23	$347.04	-3.4%	$335.23	$340.35	-1.5%

Sanderson
Occupancy	72.0%	81.6%	-11.8%	72.0%	81.6%	-11.8%	74.3%	77.4%	-4.0%	74.3%	77.4%	-4.0%
ADR	$505.04	$536.55	-5.9%	$518.90	$517.38	0.3%	$507.57	$521.08	-2.6%	$507.57	$511.04	-0.7%
RevPAR	$363.63	$437.82	-16.9%	$373.61	$422.18	-11.5%	$377.12	$403.32	-6.5%	$377.12	$395.54	-4.7%

Shore Club
Occupancy	63.5%	60.5%	5.0%				67.1%	66.0%	1.7%
ADR	$295.58	$320.06	-7.6%				$393.18	$426.81	-7.9%
RevPAR	$187.69	$193.64	-3.1%				$263.82	$281.69	-6.3%

System-wide — Comparable
Occupancy	79.7%	78.1%	2.2%	79.7%	78.1%	2.2%	79.2%	78.3%	1.1%	79.2%	78.3%	1.1%
ADR	$309.32	$310.02	-0.2%	$311.17	$307.15	1.3%	$336.33	$334.15	0.7%	$336.33	$332.69	1.1%
RevPAR	$246.65	$242.00	1.9%	$248.13	$239.76	3.5%	$266.37	$261.64	1.8%	$266.30	$260.40	2.3%

Morgans
Occupancy	83.0%	84.5%	-1.8%				78.5%	85.7%	-8.4%
ADR	$404.02	$333.82	21.0%				$341.31	$314.19	8.6%
RevPAR	$335.34	$282.08	18.9%				$267.93	$269.26	-0.5%

Royalton
Occupancy	91.8%						87.2%	86.9%	0.3%
ADR	$383.22	$—					$385.57	$328.92	17.2%
RevPAR	$351.80	$—					$336.22	$285.83	17.6%

Mondrian LA
Occupancy	61.4%	81.2%	-24.4%				53.4%	83.7%	-36.2%
ADR	$353.72	$333.71	6.0%				$352.60	$324.34	8.7%
RevPAR	$217.18	$270.97	-19.9%				$188.29	$271.47	-30.6%

Hard Rock (1) (2)
Occupancy	92.4%	96.1%	-3.9%				93.6%	95.4%	-1.9%
ADR	$190.00	$223.54	-15.0%				$197.39	$220.92	-10.7%
RevPAR	$175.56	$214.82	-18.3%				$184.76	$210.76	-12.3%

(1)	For comparison purposes, includes January 2007 when MHG did not operate the hotel.

(2)	As customary in the gaming industry, we present average occupancy and average daily rate for the Hard Rock including rooms provided on a complimentary basis which is not the practice in the lodging industry.

Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We believe that earnings before interest, income taxes, depreciation and amortization (EBITDA) is a useful financial metric to assess our operating performance before the impact of investing and financing transactions and income taxes. It also facilitates comparison between us and our competitors. Given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expense comprises a meaningful portion of our cost structure. We believe that EBITDA will provide investors with a useful tool for assessing the comparability between periods because it eliminates depreciation and amortization expense attributable to capital expenditures.
We disclose Adjusted EBITDA because we believe it provides a meaningful comparison to our EBITDA as it excludes other non-operating (income) expenses that do not relate to the on-going performance of our assets and excludes the operating performance of assets in which we do not have a fee simple ownership interest. It also excludes stock-based compensation expense.
The use of EBITDA and Adjusted EBITDA has certain limitations. Our presentation of EBITDA and Adjusted EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not reflect capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation, interest and income tax expense, capital expenditures and other items both in our reconciliations to our GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. The term EBITDA is not defined under accounting principles generally accepted in the United States, or U.S. GAAP, and EBITDA is not a measure of net income, operating income, operating performance or liquidity presented in accordance with U.S. GAAP. In addition, EBITDA is impacted by reorganization of businesses and other restructuring-related charges. When assessing our operating performance, you should not consider this data in isolation, or as a substitute for our net income, operating income or any other operating performance measure that is calculated in accordance with U.S. GAAP. In addition, our EBITDA may not be comparable to EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as we do.
Adjusted Debt
We disclose Adjusted Debt because we believe it provides a more meaningful comparison to our Adjusted EBITDA and is a useful tool to assess the value of MHG. Adjusted Debt is defined as long-term debt and capital lease obligations under U.S. GAAP less the lease obligation related to Clift.

A reconciliation of net income (loss), the most directly comparable U.S. GAAP measures, to EBITDA and Adjusted EBITDA for each of the respective periods indicated is as follows:

	Three Months		Nine Months
EBITDA Reconciliation	Ended Sept. 30,		Ended Sept. 30,
(In Thousands)	2008	2007	2008	2007

Net income (loss)	$(8,997)	$(10,021)	$(16,706)	$(8,744)
Interest expense, net	10,222	10,690	31,053	32,504
Income tax expense	(6,109)	(7,415)	(10,621)	(6,498)
Depreciation and amortization expense	7,587	5,055	19,696	14,739
Proportionate share of interest expense from unconsolidated joint ventures	9,080	11,316	21,393	24,626
Proportionate share of depreciation expense from unconsolidated joint ventures	2,119	2,221	8,252	6,528
Proportionate share of depreciation expense of consolidated joint ventures	(126)	(228)	(311)	(444)
Minority interest	(284)	(314)	(520)	(274)

EBITDA	13,492	11,304	52,236	62,437

Add : Other non operating expense (income)	3,472	3,229	5,940	(888)
Add : Other non operating expense from unconsolidated joint ventures	2,103	799	6,336	3,229
Less : Clift	(2,620)	(1,969)	(6,074)	(4,857)
Add : Stock based compensation	4,781	10,664	12,130	16,065

Adjusted EBITDA	$21,228	$24,027	$70,568	$75,986

	Three Months			Nine Months
Room Revenue Analysis	Ended Sept. 30,		%	Ended Sept. 30,		%
(In Thousands, except percentages)	2008	2007	Change	2008	2007	Change

Hudson	$20,057	$18,619	8%	$55,754	$52,576	6%
Delano	5,709	4,140	38%	23,694	21,536	10%
Clift	7,222	6,969	4%	19,958	18,590	7%
Mondrian Scottsdale	1,054	1,404	-25%	5,931	6,203	-4%

Total Owned — Comparable	34,042	31,132	9%	105,337	98,905	7%

Morgans	1,288	2,931	-56%	5,480	8,304	-34%
Royalton	5,434	—	n/m	15,479	7,733	100%
Mondrian LA	4,737	5,911	-20%	12,226	17,560	-30%

Total Owned	$45,501	$39,974	14%	$138,522	$132,502	5%

	Three Months			Nine Months
Hotel Revenue Analysis	Ended Sept. 30,		%	Ended Sept. 30,		%
(In Thousands, except percentages)	2008	2007	Change	2008	2007	Change

Hudson	$26,048	$25,327	3%	$72,822	$70,789	3%
Delano	11,929	9,093	31%	48,002	41,896	15%
Clift	11,585	11,240	3%	32,641	31,189	5%
Mondrian Scottsdale	2,171	3,404	-36%	11,735	12,579	-7%

Total Owned — Comparable	51,733	49,064	5%	165,200	156,453	6%

Morgans	3,585	5,745	-38%	13,215	16,900	-22%
Royalton	6,766	—	n/m	20,499	10,286	99%
Mondrian LA	9,819	12,569	-22%	25,957	35,860	-28%

Total Owned	$71,903	$67,378	7%	$224,871	$219,499	2%

	Three Months			Nine Months
Hotel EBITDA Analysis	Ended Sept. 30,		%	Ended Sept. 30,		%
(In Thousands, except percentages)	2008	2007	Change	2008	2007	Change

Hudson	$10,262	$10,173	1%	$28,601	$27,568	4%
Delano	3,197	1,785	79%	17,473	14,553	20%
Clift	2,620	1,969	33%	6,074	4,857	25%
Mondrian Scottsdale — Owned	(633)	(321)	97%	892	(476)	n/m

Owned Comparable Hotels	15,446	13,606	14%	53,040	46,502	14%

St Martins Lane	1,728	1,974	-12%	5,854	5,948	-2%
Sanderson	1,234	1,594	-23%	3,631	3,342	9%
Shore Club	136	108	26%	739	661	12%

Joint Venture Comparable Hotels	3,098	3,676	-16%	10,224	9,951	3%

Total Comparable Hotels	18,544	17,282	7%	63,264	56,453	12%

Morgans	295	1,326	-78%	2,021	3,691	-45%
Royalton	1,704	—	n/m	4,554	2,582	76%
Mondrian LA — Owned	2,734	4,867	-44%	6,471	13,504	-52%
Hard Rock — Joint Venture	2,329	4,696	-50%	8,287	11,531	-28%

Total Hotels	$25,606	$28,171	-9%	$84,597	$87,761	-4%

Consolidated Hotel Adjusted EBITDA and Debt Analysis
(In Thousands)

	Adjusted EBITDA
	Twelve Months	Debt at
	Ended	Sept. 30,
Hotel	Sept. 30, 2008	2008

Morgans (1)	$4,250	$—
Royalton (1)	5,683	—
Hudson	44,108	250,000
Delano	22,342	—
Mondrian LA (1)	8,670	120,000
Mondrian Scottsdale	845	40,000
Management Fees	19,377	—
Corporate Expenses	(27,426)	222,500
Other	—	16,363

Total	$77,849	$648,863

(1)	Hotel was under renovation in the twelve months ended September 30, 2008 and had rooms out of service.

Balance Sheet
(In Thousands)

	Sept. 30,	Dec. 31,
	2008	2007

Cash	$59,683	$122,712
Restricted cash	30,772	28,604
Property and equipment	569,742	535,609
Goodwill	73,698	73,698
Accounts receivable	15,716	13,755
Prepaid expenses and other assets	9,821	11,369
Investments in joint ventures	85,081	110,208
Other assets	44,401	47,168

Total assets	$888,914	$943,123

Long-term debt	$648,863	$649,107
Capital lease obligations — Clift	81,207	80,092
Accounts payable and accrued expenses	21,423	36,126
Other liabilities	25,809	27,979
Deferred income taxes
Total liabilities	777,302	793,304
Minority interests	19,030	19,833
Stockholders’ equity	92,582	129,986

Total liabilities and equity	$888,914	$943,123

Adjusted Debt
(In Thousands)
A reconciliation of long-term debt and capital lease obligations, the most directly comparable U.S. GAAP measure, to Adjusted Debt is indicated as follows:

Sept. 30,
2008

Adjusted Debt — Consolidated
Long term debt and capital lease obligations	$730,070
Less: Clift Capitalized Lease	(81,207)

Adjusted Debt — Consolidated	648,863

Other Data
(In Thousands)

Proportionate Share of Debt — Joint Ventures

London	$93,887
Shore Club	8,492
Mondrian South Beach	57,953
Hard Rock	192,294
Mondrian SoHo	19,842
Ames Boston	6,650

Proportionate share of debt — joint ventures	379,118

Investments in Non-Ebitda Producing Assets (1)

The Gale	$19,873
Mondrian South Beach — represents equity investment of $24.2 million and proportionate share of debt of $58.0 million	82,163
Hard Rock — proportionate share of excess land, intellectual property rights and expansion costs	95,516
Equity investment in Echelon	18,851
Mondrian Soho — equity investment of $6.3 million and proportionate share of debt of $19.9 million	26,140
Ames Boston — equity investment of $6.8 million and proportionate share of total debt of $19.0 million	13,487
Mondrian Chicago — equity investment	2,292

Investments in Non-EBITDA Producing Assets	$258,322

(1)	The equity investments listed in the table represent the cash invested in the joint ventures. The following is the balance shown in the financial statements, which includes equity in income or losses of unconsolidated joint ventures:

Amount
Mondrian South Beach	17,328
Hard Rock	21,116
Echelon	17,366
Mondrian SoHo	6,563
Ames Boston	7,049
Mondrian Chicago	2,471